Exhibit 99.1

authID Reports Financial and Operating Results for the First Quarter Ended March 31, 2025

DENVER, May 13, 2025 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today reported financial and operating results for the first quarter ended March 31, 2025.

First Quarter 2025 vs. First Quarter 2024 Financial Summary

●	Total revenue for the quarter increased to $0.30 million, compared to $0.16 million a year ago.

●	Operating expenses were $4.7 million, compared to $3.3 million a year ago.

●	Net loss was $4.3 million, or $0.40 per share, compared to a loss of $3.1 million, or $0.32 per share a year ago.

●	Adjusted EBITDA Loss of $3.9 million (non-GAAP measure as defined below), compared with $2.4 million a year ago.

●	Gross bARR (Booked Annual Recurring Revenue) of $0.01 million (non-GAAP measure as defined below), compared with $0.10 million a year ago.

“I’m incredibly excited about authID’s growth prospects in 2025 and beyond,” said Rhon Daguro, authID’s Chief Executive Officer. “We have solidified our foundation to become a leader in the evolving and fast-growing biometric authentication market while making progress on our ambitious 2025 goals. We are continuing to advance our conversations with key enterprise and platform partner prospects in order to achieve our bookings targets and are intensifying our focus on the large enterprise and large channel OEM segments as we move through the second quarter.

“We recently secured nearly $9 million in capital through two financing rounds to improve our balance sheet, broaden our investor base and provide us with additional expertise and support as we scale our business and invest in new opportunities. Through these efforts we have also created an advisory board comprised of two new expert advisors, Eric Swider and Donald Nitti. Both leaders have extensive experience in different industry and government sectors where authID’s biometric identity solutions can address critical needs.

“As we move through the year, we continue to expect to close multiple Fortune 500 and multi-national customers in 2025, and we are currently in the late stages of our sales cycle with these potential customers. I'm pleased with our momentum to date and remain confident that we will sign new customers and drive significant growth towards our $18 million bookings target for 2025.”

Recent Business and Operational Highlights

●	Secured nearly $9 million dollars after expenses from existing and new shareholders through two registered direct offerings, while also creating an advisory board comprised of two new expert advisors, Eric Swider and Donald Nitti.

●	Signed a paid live production trial agreement with a Global Fortune 500 prospect to deliver authID’s solution in a controlled rollout. Upon completion, authID expects to secure a longer-term agreement.

●	Advanced to final stages with a Global Fortune 500 biometric hardware provider to embed authID into a solution offering reusable, interoperable identity credentials for employee workforces.

●	Confirmed as the selected vendor by one of the largest identity fraud platforms and are in the final stages of contract negotiations.

●	Launched efforts into the Public Sector by providing a reuseable identity platform for removing the barriers between siloed systems for government workforces.

●	Began integration with a blockchain-based data privacy and security platform to validate identity of data owners through privacy preserving biometrics which bring authID’s technology into smart cities in South America and India to start.

●	Identified new opportunities in the Indian banking sector with our Indian partner to protect high value transactions and account access with authID’s PrivacyKey technology

●	Successfully delivered a proof of concept and entered into contract negotiations with a Fortune 500 prospect to deliver identity verification and biometric solutions.

●	Named "Best ID Management Platform" Award in 2025 FinTech Breakthrough Awards for the third time. authID was recognized for its groundbreaking biometric identity verification technology, which has set a new standard for precision, speed, and data privacy in the fintech industry, as well as the verification landscape at large.

Financial Results for the First Quarter Ended March 31, 2025

Total revenue for the three months ended March 31, 2025 was $0.30 million, compared with $0.16 million a year ago.

Operating expenses for the three months ended March 31, 2025, were $4.7 million, compared to $3.3 million a year ago. The 2025 increase is primarily due to increased headcount investment in sales and R&D.

Net loss for the three months ended March 31, 2025 was $4.3 million, of which non-cash charges were $0.5 million, compared with a net loss of $3.1 million a year ago, of which non-cash charges were $0.8 million

Loss per share for the three months ended March 31, 2025 was $0.40, compared with $0.32 a year ago.

Adjusted EBITDA loss was $3.9 million for the three months ended March 31, 2024, compared with $2.4 million a year ago. The increase in Adjusted EBITDA loss is primarily driven by the increase in headcount investment in sales and R&D. Please refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

Remaining Performance Obligation (RPO) as of March 31, 2025, was $13.85 million, of which $1.01 million is held as deferred revenue and $12.84 million is related to other non-cancellable contracted amounts, compared to RPO of $4.03 million as of March 31, 2024. The Company expects to recognize the full RPO of $13.85 million over the entire life of the contracts, which are typically signed with a 3-year term.

The gross amount of Booked Annual Recurring Revenue or bARR, (a non-GAAP measure, as defined below), signed in the first quarter of 2025 was $0.01 million, down from $0.10 million of gross bARR a year ago. The net amount of bARR was negative $0.13 million compared to $0.10 million of net bARR signed in the comparable period in 2024. The Q1 bARR is comprised of $0 million in Committed Annual Recurring Revenue (cARR) and $0.01 million in estimated Usage Above Commitments (UAC).

The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, due to certain customers experiencing delays in Production Go-Live timing and volume ramping. See below for further definition and explanation of ARR and bARR, non-GAAP measures.

Conference Call

A conference call and webcast will be held today at 5.00 p.m. EDT, hosted by authID Chief Executive Officer, Rhon Daguro and Chief Financial Officer, Ed Sellitto to discuss the financial results and provide a corporate update. To participate on the live conference call, please access this registration link and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast of the call will be available at webcast registration and on the “Events & Presentations” page of the Company’s website at investors.authid.ai. Only participants on the live conference call will be able to ask questions.

A replay of the event and a copy of the presentation will also be available for 90 days at authID’s Investor Relations site.

About authID Inc.

authID (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented biometric identity platform. authID powers biometric identity proofing in 700ms, biometric authentication in 25ms, and account recovery with a fast, accurate, user-friendly experience. With our ground-breaking PrivacyKey Solution, authID provides a 1-to-1-billion false match rate, while storing no biometric data. authID stops fraud at onboarding, blocks deepfakes, prevents account takeover, and eliminates password risks and costs, through the fastest, most frictionless, and most accurate user identity experience demanded by today’s digital ecosystem.

For further information please visit authid.ai

Investor Relations Contacts
authID Investor Relations
investor-relations@authID.ai

Media Contacts
Walter Fowler
1-631-334-3864
wfowler@nexttechcomms.com

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, growth and sales, potential contract signings, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net loss adjusted to exclude (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) depreciation and amortization, (4) stock-based compensation expense (stock options) and certain other items management believes affect the comparability of operating results.

Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended March 31,
	2025	2024
Loss from continuing operations	$(4,339,467)	$(3,057,577)

Addback:

Interest expense, net	12,712	13,138
Other income	(51,544)	(108,920)
Depreciation and amortization	30,192	43,408
Stock compensation	454,339	722,971
Adjusted EBITDA continuing operations (Non-GAAP)	(3,893,768)	(2,386,980)

Management believes that bARR and ARR, when viewed with our results under GAAP, provide useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of several primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under such contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition, or other downward adjustments during the quarter.

The company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward-looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. A reconciliation of bARR to a GAAP measure is not provided as there is no comparable GAAP measure and we believe that any attempt at such reconciliation may be confusing to investors. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward-looking statements” and subject to the same risks, as other such statements (see note on “Forward-Looking Statements” above).

authID INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
	2025	2024
Revenues, net	$296,256	$157,378

Operating Expenses:
General and administrative	2,645,700	2,062,361
Research and development	1,998,663	1,204,968
Depreciation amortization	30,192	43,408
Total operating expenses	4,674,555	3,310,737

Loss from operations	(4,378,299)	(3,153,359)

Other Income (Expense):
Interest expense, net	(12,712)	(13,138)
Other income	51,544	108,920
Other income (expense), net	38,832	95,782

Net loss before income taxes	(4,339,467)	(3,057,577)
Income tax expense	-	-
Net Loss	$(4,339,467)	$(3,057,577)

Net Loss Per Share - Basic and Diluted operations	$(0.40)	$(0.32)

Weighted Average Shares Outstanding - Basic and Diluted	10,920,909	9,450,220

authID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
ASSETS	(Unaudited)
Current Assets:
Cash	$2,866,347	$8,471,561
Accounts receivable, net	1,028,564	97,897
Contract assets	487,551	426,859
Deferred contract costs	595,359	617,918
Other current assets, net	623,475	460,192
Total current assets	5,601,296	10,074,427

Intangible assets, net	185,226	213,718
Goodwill	4,183,232	4,183,232
Total assets	$9,969,754	$14,471,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$811,934	$1,715,410
Commission liability	191,519	459,657
Severance liability	325,000	325,000
Convertible debt, net	-	240,884
Deferred revenue	1,011,448	215,237
Total current liabilities	2,339,901	2,956,188

Total liabilities	$2,339,901	$2,956,188

Commitments and Contingencies (Note 8)

Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 10,920,909 shares issued and outstanding as of March 31, 2025 and December 31, 2024	1,092	1,092
Additional paid-in capital	185,766,847	185,312,508
Accumulated deficit	(178,147,996)	(173,808,529)
Accumulated comprehensive income	9,910	10,118
Total stockholders’ equity	7,629,853	11,515,189
Total liabilities and stockholders’ equity	$9,969,754	$14,471,377

authID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(4,339,467)	$(3,057,577)
Adjustments to reconcile net loss with cash flows from operations:
Stock-based compensation	454,339	722,971
Depreciation and amortization expense	30,192	43,408
Amortization of debt discounts and issuance costs	4,116	4,115

Changes in operating assets and liabilities:
Accounts receivable	(930,667)	(237,506)
Contract assets	(60,692)	(49,713)
Deferred contract cost	22,559	(3,417)
Other current assets	(163,283)	(9,521)
Commission liability	(268,138)	(40,950)
Accounts payable and accrued expenses	(903,476)	(495,357)
Deferred revenue	796,211	176,019
Net cash flows from operating activities	(5,358,306)	(2,947,528)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(1,700)	-
Net cash flows from investing activities	(1,700)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible notes	(245,000)	-
Net cash flows from financing activities	(245,000)	-

Effect of Foreign Currencies	(208)	(3,359)

Net Change in Cash	(5,605,214)	(2,950,887)
Cash, Beginning of the Period	8,471,561	10,177,099
Cash, End of the Period	$2,866,347	$7,226,212

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$13,137	$9,023